                                                                                                                                Exhibit 10 (b)

IMPROVEMENTS AGREEMENT

THIS IMPROVEMENTS AGREEMENT (this “Agreement”) is made this 8th day of May, 2007, by and Between LIBERTY PROPERTY/SYNTERRA LIMITED PARTNERSHIP, a Pennsylvania limited partnership (“Liberty”), and TASTY BAKING COMPANY, a Pennsylvania corporation (“Tasty”).

W I T N E S S E T H:

WHEREAS, Liberty and Tasty have entered into that certain Industrial Lease Agreement of even date herewith (the “Lease”), whereby Liberty, as Landlord, leases to Tasty, as Tenant, certain premises located in the Navy Yard (as defined in the Lease) to be used by Tasty as a baking, warehouse and distribution facility, all as more particularly described in the Lease;

WHEREAS, pursuant to the terms of the Lease, Liberty has agreed (i) to construct certain improvements on the Premises for the benefit of Tasty (the “Improvements”), and (ii) to advance to tasty a portion of the costs of the Improvements, which advance shall be repaid by Tasty to Liberty a set forth in this Agreement; and

WHEREAS, in connection with the construction of the Improvements, the parties now desire to enter into this Improvements Agreement upon the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1.  Advance.  The parties have agreed that Tasty will contribute the sum of $18,312,259.00 toward the hard costs to construct the Improvements and the construction management fee payable in connection therewith.  Of this amount, Liberty hereby agrees to advance on behalf of Tasty an amount equal to $9,463,516.00 on account of hard and soft costs incurred to construct the Improvements, which amount shall be repaid by Tasty to Liberty in accordance with this Agreement.

2.  Payments.  Commencing on the first anniversary of the Commencement Date under the Lease, and continuing on each calendar month thereafter for a period of 180 consecutive months (the “Term”), Tasty shall pay to Liberty or its designee the sum of $101,695.00 (the “Monthly Payment Amount”).  The Monthly Payment Amount shall be paid on the first business day of each calendar month during the Term, without set-off or deduction.  All payments under this Agreement shall be made in immediately available funds during regular business hours and shall be made in currency of the United States of America.  Any installment of the Monthly Payment Amount or any other amount due hereunder that is not paid within five (5) days after the date due will accrue interest at the Interest Rate from the date due and shall be subject to a late payment charge equal to five percent (5%) of the overdue amount.  As used herein, “Interest Rate” means the rate of interest per annum from time to time published in The Wall Street Journal (or comparable financial publication designated by Liberty if The Wall Street Journal ceases to be published or ceases to publish a prime rate) as the “High Prime Rate”, or the “Prime Rate” if only one “Prime Rate” is published, as the same may fluctuate from time to time, plus 4%, compounded annually.

3.  Address for Payment.  Unless otherwise instructed by Liberty or its successor, payments under this Agreement shall be made at 500 Chesterfield Parkway, Malvern, PA 19355.

4.  Prepayment.  Provided Tasty is not in default of this Agreement, Tasty may prepay all or part of the amounts due under this Agreement on the first business day of any calendar month during the term of this Agreement.  If Tasty elects to prepay all of the amounts due hereunder, Tasty shall pay to Liberty or its designee the sum identified next to the corresponding prepayment date set forth on the prepayment amortization schedule attached hereto as Exhibit A, together with any other amount due and payable from Tasty to Liberty hereunder.  If Tasty elects to prepay less than the full amount due hereunder, the prepayment so made by Tasty shall be applied on account of the aggregate amount due hereunder, and Tasty shall continue to pay the Monthly Payment Amount in accordance with this Agreement until the balance of all amounts payable under this Agreement are paid in full.

5.  Letter of Credit.

(a)  As security for the full and prompt performance by Tasty of the terms and covenants of this Agreement, Tasty shall deliver to Liberty within five (5) business days after the date of this Agreement, an irrevocable negotiable letter of credit (an “LC”), issued by a bank acceptable to Liberty, having a banking office in Philadelphia, Pennsylvania, in form and content reasonably acceptable to Liberty, for the benefit of Liberty, in the sum of $8,000,000.00.  The LC shall provide that, provided the other conditions set forth therein for a draw upon the LC have been met: (i) from and after the date of this Agreement until December 31, 2007, Liberty may draw up to One Million Dollars ($1,000,000.00) against the LC, (ii) from and after January 1, 2008, until June 30, 2008, Liberty may draw up to Two Million Six Hundred Thousand Dollars ($2,600,000.00) against the LC, (iii) from and after July 1, 2008, until December 31, 2008, Liberty may draw up to Three Million Five Hundred Thousand Dollars ($3,500,000.00) against the LC, and (iv) from and after January 1, 2009, Liberty may draw up to Eight Million Dollars ($8,000,000.00) against the LC  The parties also acknowledge that the LC shall secure Tasty’s performance under the Lease.  Such LC shall have a term covering the entire Term of this Agreement and shall expire not less than sixty (60) days after all amounts required under this Agreement have been paid.  Tasty shall not be entitled to reduce the face amount of the LC without Liberty’s prior consent in each instance.  Tasty’s failure to keep the LC in place for the period specified above shall constitute an Event of Default under this Agreement and under the Lease.  Liberty shall be entitled to draw upon the LC (a) upon the occurrence and during the continuance of an Event of Default under this Agreement, or (b) if the term of the LC is to expire prior to the period specified above and Tasty does not cause the term to be extended, or a new LC issued (from an acceptable bank and in a form as specified above), at least thirty (30) days prior to such expiration.  In the event the LC is presented for payment, Liberty may apply the proceeds on account of all amounts due under this Agreement (including any amounts accelerated pursuant to Paragraph 6 below).  If the LC has been drawn upon in connection with the default under this Agreement, Tasty shall, upon demand by Liberty, restore the LC to a face amount not less than the outstanding balance of all amounts due under this Agreement.

(b)  Notwithstanding the foregoing, Tasty may initially satisfy the aforementioned requirement to deliver the LC by delivering to Liberty within five (5) business days after the date of this Agreement an LC in the face amount of One Million Dollars ($1,000,000.00) substantially in the form of Exhibit B attached hereto, issued by PNC Bank, N.A., naming Liberty as the beneficiary and containing other terms reasonably acceptable to Liberty (the Interim LC); provided that Tasty replaces the Interim LC on or before July 30, 2007, with a new LC that complies with all of the terms of Section 5(a) and is in the form of Exhibit C attached hereto (the Final LC).  The failure of Tasty to replace the Interim LC with the Final LC by July 30, 2007 shall be an Event of Default under this Agreement.

6.  Defaults; Remedies.

(a)  The following shall be deemed to be “Events of Default” under this Agreement:

(i)  Tasty fails to make any payment due under this Agreement within five (5) business days of its receipt of notice thereof from Liberty;

(ii)  Tasty fails to perform or observe or otherwise breaches any other obligation under this Agreement within ten (10) business days of its receipt of notice thereof from Liberty, provided, however, if the default cannot reasonably be cured within ten (10) business days following Liberty's notice, Tasty shall be afforded additional reasonable time to cure the default (not to exceed an additional one hundred Eighty (180) days) if Tasty begins to cure the default within ten (10) business days following Liberty's notice and continues diligently in good faith to completely cure the default;

(iii)  The occurrence of any other event identified as an Event of Default under this Agreement;

(iv)  If Tasty becomes insolvent or bankrupt in any sense or makes a general assignment for the benefit of creditors or offers a settlement to creditors, or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Tasty, or a bill in equity or other proceeding for the appointment of a receiver for any of Tasty's assets is commenced, or if any of the real or personal property of Tasty shall be levied upon in connection with such insolvency or bankruptcy proceeding; provided that any proceeding brought by anyone other than Liberty or Tasty under any bankruptcy, insolvency, receivership or similar law shall not constitute an Event of Default until such proceeding has continued unstayed for more than sixty (60) consecutive days;

(v)  If Tasty enters in to or permits a Transfer in violation of Paragraph 10 below; or

(vi)  The occurrence of an Event of Default under the Lease.

(b)  If an Event of Default occurs under this Agreement, Liberty shall have the following rights and remedies:

(i)  to accelerate the whole or any part of the Monthly Payment Amounts due for the balance of the Term of this Agreement, and declare the same to be immediately due and payable;

(ii)  To draw upon the LC, in whole or in part;

(iii)  To exercise any other rights available at law or in equity.

IN ADDITION TO THE RIGHTS AND REMEDIES PROVIDED ABOVE, IF AN EVENT OF DEFAULT OCCURS RELATING TO TASTY’S NON-PAYMENT OF ANY AMOUNT DUE HEREUNDER, TASTY HEREBY AUTHORIZES ANY ATTORNEY OF ANY COURT OF RECORD OF THE COMMONWEALTH OF PENNSYLVANIA TO APPEAR FOR TASTY AND TO CONFESS JUDGMENT AGAINST TASTY, AND IN FAVOR OF LIBERTY, FOR ALL RENT DUE HEREUNDER PLUS COSTS AND AN ATTORNEY'S COLLECTION COMMISSION EQUAL TO THE GREATER OF 10% OF ALL AMOUNTS DUE HEREUNDER OR $1,000, FOR WHICH THIS AGREEMENT OR A TRUE AND CORRECT COPY HEREOF SHALL BE GOOD AND SUFFICIENT WARRANT.  TASTY UNDERSTANDS THAT THE FOREGOING PERMITS LIBERTY TO ENTER A JUDGMENT AGAINST TASTY WITHOUT PRIOR NOTICE OR HEARING.  ONCE SUCH A JUDGMENT HAS BEEN ENTERED AGAINST TASTY, ONE OR MORE WRITS OF EXECUTION OR WRITS OF GARNISHMENT MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TASTY AND WITHOUT A HEARING, AND, PURSUANT TO SUCH WRITS, LIBERTY MAY CAUSE THE SHERIFF OF THE COUNTY IN WHICH ANY PROPERTY OF TASTY IS LOCATED TO SEIZE TASTY'S PROPERTY BY LEVY OR ATTACHMENT.  IF THE JUDGMENT AGAINST TASTY REMAINS UNPAID AFTER SUCH LEVY OR ATTACHMENT, LIBERTY CAN CAUSE SUCH PROPERTY TO BE SOLD BY THE SHERIFF EXECUTING THE WRITS, OR, IF SUCH PROPERTY CONSISTS OF A DEBT OWED TO TASTY BY ANOTHER ENTITY, LIBERTY CAN CAUSE SUCH DEBT TO BE PAID DIRECTLY TO LIBERTY IN AN AMOUNT UP TO BUT NOT TO EXCEED THE AMOUNT OF THE JUDGMENT OBTAINED BY LIBERTY AGAINST TASTY, PLUS THE COSTS OF THE EXECUTION.  SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS ANY OF THE SUMS DUE HEREUNDER SHALL FALL DUE OR BE IN ARREARS, AND SUCH POWERS MAY BE EXERCISED AS WELL AFTER THE EXPIRATION OF THE TERM OF THIS AGREEMENT.

THE WARRANT TO CONFESS JUDGMENT SET FORTH ABOVE SHALL CONTINUE IN FULL FORCE AND EFFECT AND BE UNAFFECTED BY AMENDMENTS TO THIS AGREEMENT OR OTHER AGREEMENTS BETWEEN LIBERTY AND TASTY EVEN IF ANY SUCH AMENDMENTS OR OTHER AGREEMENTS INCREASE TASTY'S OBLIGATIONS.  TASTY WAIVES ANY PROCEDURAL ERRORS IN CONNECTION WITH THE ENTRY OF ANY SUCH JUDGMENT OR IN THE ISSUANCE OF ANY ONE OR MORE WRITS OF EXECUTION OR GARNISHMENT THEREON.

TASTY KNOWINGLY AND EXPRESSLY WAIVES ANY RIGHT WHICH TASTY MAY HAVE TO NOTICE AND TO HEARING PRIOR TO A LEVY UPON OR ATTACHMENT OF TASTY'S PROPERTY OR THEREAFTER.

Initials on behalf of Tasty: ____________

(c)  Any provision to the contrary in this Section 6 notwithstanding, (i) Liberty shall not be required to give Tasty the notice and opportunity to cure provided in Subsection 6(a)(i) above more than twice in any consecutive 12-month period, and thereafter Liberty may declare an Event of Default without affording Tasty any of the notice and cure rights provided under this Agreement, and (ii) Liberty shall not be required to give such notice prior to exercising its rights under Subsection 6(a)(ii) if Tasty fails to comply with the provisions of Sections 5 or 10 or in an emergency.  Notwithstanding the foregoing, Liberty shall provide Tasty with additional written notice at least thirty (30) days prior to exercising any confession of judgment against Tasty pursuant to Section 6; provided, however, that if Liberty elects to confess judgment without first accelerating the Monthly Payment Amounts, thereby requiring multiple confessions of judgment as Monthly Payment Amounts accrue, a single notice of such election delivered to Tasty at least thirty (30) days prior to the first such exercise of the confession of judgment shall suffice, and no further notices shall be required for subsequent confessions of judgment for Rent and attorney fees.

(d)  No waiver by Liberty of any breach by Tasty shall be a waiver of any subsequent breach, nor shall any forbearance by Liberty to seek a remedy for any breach by Tasty be a waiver by Liberty of any rights and remedies with respect to such or any subsequent breach.  Efforts by Liberty to mitigate the damages caused by Tasty's default shall not constitute a waiver of Liberty's right to recover damages hereunder.  No right or remedy herein conferred upon or reserved to Liberty is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity.  No payment by Tasty or receipt or acceptance by Liberty of a lesser amount than the total amount due Liberty under this Agreement shall be deemed to be other than on account, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction, and Liberty may accept such check or payment without prejudice to Liberty's right to recover the balance of all amounts due, or Liberty's right to pursue any other available remedy.

(e)   (i)           Tasty shall pay upon demand all costs and expenses, including the reasonable fees and out-of-pocket expenses of counsel, agents and others retained by Liberty, incurred in enforcing Tasty's obligations hereunder or incurred by Liberty in any litigation, negotiation or transaction in which Tasty causes Liberty to become involved.

(ii)           If either party commences an action against the other party arising out of or in connection with this Agreement, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees, costs of suit, investigation expenses and discovery costs, including costs of appeal.

(iii)           Liberty shall pay upon demand all costs and expenses, including the reasonable fees and out-of-pocket expenses of counsel, agents and others retained by Tasty, incurred in enforcing Liberty’s obligations hereunder or incurred by Tasty in any litigation, negotiation or transaction in which Liberty causes Tasty to become involved.

(iv)           Notwithstanding the foregoing, each of Liberty and Tasty shall pay the fees of its own counsel in negotiating this Agreement.

(f)  TASTY HEREBY AGREES TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COMMONWEALTH OF PENNSYLVANIA, AND TASTY AGREES THAT ALL SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL DIRECTED TO TASTY, TO THE ATTENTION OF TASTY’S GENERAL COUNSEL, AT TASTY'S ADDRESS SET FORTH BELOW, AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED, PROVIDED THAT NOTHING CONTAINED HEREIN WILL PREVENT LIBERTY FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY OR AGAINST TASTY INDIVIDUALLY, OR AGAINST ANY PROPERTY OF TASTY WITHIN ANY OTHER STATE OR NATION TO ENFORCE ANY AWARD OR JUDGMENT OBTAINED IN THE VENUE PROVIDED ABOVE.  TASTY WAIVES ANY OBJECTION TO VENUE AND ANY OBJECTION BASED ON A MORE CONVENIENT FORUM IN ANY ACTION INSTITUTED HEREIN, PURSUANT TO THE PROVISIONS HEREOF.

7.  Time of the Essence.  It is agreed that time is of the essence in the performance of all obligations under this Agreement.

8.  Governing Law.  This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

9.  Severability.  If any provision or any portion of any provision contained in this Agreement is held by a court of law to be invalid, illegal, unlawful, void or unenforceable as written in any respect, then it is the intent of all parties hereto that such portion or provision shall be given force to the fullest possible extent that is legal, valid and enforceable and that the remainder of the Agreement shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion or provision was not contained therein.

10.  Assignment.  Liberty shall not sell, assign or transfer all or any portion of its rights and obligations under this Agreement to any party, other than an Affiliate of Liberty (as defined in the Lease) or to a joint venture for which Liberty or its Affiliate serves as the general partner, managing member or manager (pursuant to the joint venture agreement or a separate management agreement) for a period of five (5) years from the date of this Agreement without Tasty’s prior approval, which may be withheld at Tasty’s sole discretion.  After such five (5) year period, Liberty shall have the right to sell, assign or transfer all or any portion of its rights and obligations under this Agreement, and all such rights and obligations shall inure to the such purchaser, assignee or transferee.  Tasty shall not sell, assign or transfer any of its rights or obligations under this Agreement without Liberty’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed.  No sale, assignment or transfer by Tasty of any of its rights or obligations hereunder shall release Tasty from any of its obligations hereunder, and Tasty shall remain fully liable hereunder.  Any sale, assignment or transfer by Tasty in violation of this Paragraph shall be void at the option of Liberty.  Notwithstanding the provisions hereof, Liberty agrees that no consent shall be required for a transfer by Tasty to any Affiliate of Tasty, in accordance with the provisions of Section 18(c) of the Lease.

11.  Notices.  Any notice or other communication under this Agreement shall be in writing and addressed to Liberty or Tasty at their respective addresses specified as follows (or to such other address as either may designate by notice to the other) with a copy to any Mortgagee or other party designated by Liberty:

If to Liberty:

Liberty Property/Synterra Limited Partnership
c/o Liberty Property Trust
8 Penn Center, Suite 1100
Philadelphia, PA  19103
Attention: John S. Gattuso, Senior Vice President

with a copy to:

Liberty Property Trust
500 Chesterfield Parkway
Malvern, PA 19355
Attention:  Legal Department

with a copy to:

Wolf, Block, Schorr and Solis-Cohen LLP
1650 Arch Street, 22nd Floor
Philadelphia, PA 19103
Attention:  Herman C. Fala, Esquire

If to Tasty before the Rent Commencement Date under the Lease:

Tasty Baking Company
3413 Fox Street
Philadelphia, PA  19129
Attention: President and CEO

With a copy to:

Tasty Baking Company
3413 Fox Street
Philadelphia, PA  19129
Attention: General Counsel

With a copy to:

Stradley Ronon Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, PA 19103
Attn: Chair of Business Department

If to Tasty on or after the Rent Commencement Date under the Lease:  To the Premises (as defined in the Lease).

Each notice or other communication shall be deemed given if sent by prepaid overnight delivery service or by certified mail, return receipt requested, postage prepaid, with delivery in any case evidenced by a receipt, and shall be deemed received on the day of actual receipt by the intended recipient or on the business day delivery is refused.  The giving of notice by Liberty's or Tasty's attorneys, representatives and agents under this Paragraph shall be deemed to be the acts of Liberty or Tasty, as applicable; however, the foregoing provisions governing the date on which a notice is deemed to have been received shall mean and refer to the date on which a party to this Agreement, and not its counsel or other recipient to which a copy of the notice may be sent, is deemed to have received the notice.

12.  Counterparts.  This Agreement may be executed in any number of counterparts each of which, taken together, shall constitute one and the same instrument.  Faxed or electronically delivered signatures shall be enforceable as original signatures against the party delivering such signature.

IN WITNESS WHEREOF, the parties have executed this Improvements Agreement as of the date first above written:

LIBERTY PROPERTY/SYNTERRA
LIMITED PARTNERSHIP

By:   Liberty Property Philadelphia Navy Yard
Limited Partnership, its General Partner

By:  Liberty Property Philadelphia Navy Yard
       Corporation, its General Partner

By:
Name: John S. Gattuso
Title: Senior Vice President

By:
Name:
Title:

TASTY BAKING COMPANY

By:
Name:
Title: